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                                                                    EXHIBIT 10.1

                                 SCANSOFT, INC.

                           2005 SEVERANCE BENEFIT PLAN

                             FOR EXECUTIVE OFFICERS

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                                 SCANSOFT, INC.

                           2005 SEVERANCE BENEFIT PLAN

                             FOR EXECUTIVE OFFICERS

SECTION 1. INTRODUCTION.

      The ScanSoft, Inc. 2005 Severance Benefit Plan for Executive Officers (the "Plan") is established effective February 11, 2005. The purpose of the Plan is to provide for the payment of severance benefits to certain Eligible Employees (as defined below) of ScanSoft, Inc. (the "Company") whose employment with the Company is terminated under certain circumstances as specified herein. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company for such Eligible Employees. This Plan document also is the Summary Plan Description for the Plan.

SECTION 2. ELIGIBILITY FOR BENEFITS.

      (a) GENERAL RULES. Subject to the requirements set forth in this Section 2, the Company will grant severance benefits under the Plan to Eligible Employees.

            (i) "ELIGIBLE EMPLOYEES" are all full-time regular hire employees
(1) who hold Executive Officer positions with the Company and file reports under
Section 16 of the Securities Exchange Act of 1934, as amended (2) whose employment with the Company is involuntarily terminated not for Cause (as defined below), (3) who have been notified by the Company in writing of their eligibility for benefits under the Plan, and (4) who meet the other requirements for eligibility set forth elsewhere in this Section 2.

            (ii) "CAUSE" shall mean the Eligible Employee's employment with the Company is terminated after a majority of the Board has found any of the following to exist: (i) Eligible Employee's theft, dishonesty that materially harms the Company or falsification of any Company records; (ii) disclosure of the Company's confidential or proprietary information which violates the terms of the Proprietary Information and Inventions Agreement (or other similar agreement) executed by the Eligible Employee; (iii) Eligible Employee's continued substantial willful nonperformance (except by reason of disability) of his or her employment duties after Eligible Employee has received a written demand for performance by the Board and has failed to cure such nonperformance within 15 business days of receiving such notice; or (iv) Eligible Employee's conviction of, or plea of nolo contendere to, a felony which such conviction or plea materially harms the business or reputation of the Company.

            (iii) In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her date of termination as scheduled by the Company unless the employment of such Eligible Employee terminates prior to such scheduled date on account of either the Eligible Employee's total and permanent disability (qualifying such person for Social Security Benefits) or his or her death.

            (iv) In order to be eligible to receive benefits under the Plan, an Eligible Employee (or the executor of his or her estate in the event of death) must execute a general waiver and release on the form provided by the Company as part of the separation agreement

                                       1.
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between the Company and the Eligible Employee (the "Separation Agreement")
within 90 days of the date of the Separation Agreement. Additionally, an Eligible Employee must comply with all other terms and provisions of the Separation Agreement.

      (b) EXCEPTIONS. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in any of the following circumstances:

            (i) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her termination date. Such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement, subject to Section 5(c) of the Plan.

            (ii) The employee is involuntarily terminated for any reason other than a corporate reorganization, the closure of a facility or operation, the reorganization of a facility or operation, or a reduction in staff.

            (iii) The employee voluntarily terminates employment with the Company. Voluntary terminations include, but are not limited to, resignation, retirement, refusal to relocate to a new job location at the request of the Company, or failure to return from a leave of absence on the scheduled date.

            (iv) The employee within thirty (30) days of his or her termination date is offered reemployment by the Company in an identical or substantially similar position at pay substantially similar to the employee's Pay (as defined in Section 3(b) below).

SECTION 3. AMOUNT OF BENEFIT.

      (a) SEVERANCE BENEFITS. Severance benefits payable under the Plan are as set forth on Schedule 1 attached hereto.

      (b) DEFINITION OF PAY. For purposes of calculating Plan benefits, "Pay" shall mean the Eligible Employee's base pay (excluding overtime, bonuses, draws, commissions, and other forms of additional compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's termination date.

      (c) OFFSET. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be offset, to the maximum extent permitted by law, by any severance benefits payable by the Company to such individual under any other arrangement covering the individual. Additionally, in the event the Company becomes liable to an Eligible Employee under the Workers' Adjustment and Retraining Act or any similar law or regulation, whether federal, state local or otherwise, the severance benefits an Eligible Employee may receive under this Plan will offset any liability the Company may have to such Eligible Employee with respect to such laws or regulations.

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SECTION 4. TIME OF PAYMENT AND FORM OF BENEFIT.

      The Company reserves the right to determine whether the severance benefits under the Plan will be paid in a single sum or in installments and to choose the timing of such payments, provided, however, that all payments under this Plan if paid in a single sum will be completed, or if paid in installments will be commenced, as soon as administratively feasible following an Eligible Employee's termination date; further provided, however, that no payment shall be made under this Plan prior to the last day of any waiting period or revocation period as required by applicable law in order for the general waiver and release required by Section 2(a)(iii) of this Plan to be effective. If a terminating employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's termination date.

SECTION 5. RIGHT TO INTERPRET PLAN, AMEND AND TERMINATE, OTHER ARRANGEMENTS.

      (a) EXCLUSIVE DISCRETION. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

      (b) AMENDMENT OR TERMINATION. The Company also reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer of the Company.

      (c) OTHER SEVERANCE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding severance benefits in special circumstances. Notwithstanding the foregoing, in no event shall any individual receive from the Company any severance benefit greater than the benefit provided under Section 3 of this Plan, unless such individual executes, as a condition upon the receipt of such additional benefit, a waiver and release of any and all claims that such individual may have against the Company, on the form provided by the Company.

SECTION 6. CONTINUATION OF EMPLOYMENT BENEFITS.

      (a) COBRA CONTINUATION. Each Eligible Employee who is enrolled in a health or dental plan sponsored by the Company may be eligible to continue coverage under such health or dental plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will notify the individual of any such right to continue health coverage at the time of termination. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment of any applicable insurance premiums during the period provided for under the applicable schedule of benefits under this

                                       3.
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Plan will be credited as payment by the Eligible Employee for purposes of the
Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee must elect to continue the Company's group medical, vision or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays during the period provided for under the applicable schedule of benefits under this Plan) will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the period provided for under the applicable schedule of benefits under this Plan, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA continuation coverage period.

      For purposes of this Section 6(a), applicable premiums that will be paid by the Company during the period provided for under the applicable schedule of benefits under this Plan shall not include any amounts payable by the Eligible Employee under the Company's Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

      (b) OTHER EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) terminate as of the employee's termination date (except to the extent that any conversion privilege is available thereunder).

SECTION 7. NO IMPLIED EMPLOYMENT CONTRACT.

      The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company nor (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

SECTION 8. LEGAL CONSTRUCTION.

      This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, to the extent not preempted by ERISA, the laws of the Commonwealth of Massachusetts.

SECTION 9. CLAIMS, INQUIRIES AND APPEALS.

      (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator's address is:

                                 ScanSoft, Inc.
                          ATTN: Chief Executive Officer
                               9 Centennial Drive
                                Peabody, MA 01960

      (b) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a

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description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

      This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

      This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

      (c) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                                 ScanSoft, Inc.
                          ATTN: Chief Executive Officer
                               9 Centennial Drive
                                Peabody, MA 01960

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

      (d) DECISION ON REVIEW. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Section 9(d), the application will be deemed denied on review.

      (e) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

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      (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in
Section 9(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 9(d) above).

SECTION 10. BASIS OF PAYMENTS TO AND FROM PLAN.

      All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 11. OTHER PLAN INFORMATION.

      (a) EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 94-3156479. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 503.

      (b) ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

      (c) AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is

                                 ScanSoft, Inc.
                          ATTN: Chief Executive Officer
                               9 Centennial Drive
                                Peabody, MA 01960

      (d) PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is

                                 ScanSoft, Inc.
                          ATTN: Chief Executive Officer
                               9 Centennial Drive
                                Peabody, MA 01960

The Plan Sponsor's and Plan Administrator's telephone number is (978) 977-2000. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 12. STATEMENT OF ERISA RIGHTS.

      Participants in this Plan (which is a welfare benefit plan sponsored by ScanSoft, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

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      (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

      (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

      (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

      In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

      No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

      Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

      If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest area office of the U.S. Labor - Management Services Administration, Department of Labor.

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EXECUTION.

      To record the adoption of the Plan as set forth herein, effective as of February 11, 2005, ScanSoft, Inc. has caused its duly authorized officer to execute the same this ____ day of April, 2005.

                                 SCANSOFT, INC.

                                 By: ___________________________________________

                                 Name: Paul Ricci

                                 Title: Chief Executive Officer

ATTACHMENTS:

Schedule 1: Schedule of Benefits

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                   SCANSOFT, INC. 2005 SEVERANCE BENEFIT PLAN

                                   SCHEDULE 1

                              SCHEDULE OF BENEFITS

      An Eligible Employee whose employment with the Company is involuntarily terminated not for Cause as described in Section 2 of this Plan and who meets all other requirements of this Plan will receive the following benefits:

      (i) For involuntary termination not in connection with a Change of Control (as defined below) the Eligible Employee will receive a lump-sum cash payment equal to six (6) months of Pay.

      (ii) For involuntary termination within six (6) months of a Change of Control the Eligible Employee will receive a lump-sum cash payment equal to twelve (12) months of Pay.

      In addition, if an Eligible Employee elects COBRA coverage, then the Company will pay the standard Company contribution for each applicable sub-category of coverage (e.g., health, dental, vision) for a period of six (6) months for involuntary termination under Section (i) above and a period of twelve (12) months for involuntary termination under Section (ii) above. The Company's obligation to pay the standard Company contribution for a sub-category of COBRA coverage will terminate prior to the applicable time set forth in the preceding sentence on the Eligible Employee becoming eligible to accept, under another employer's health plan, coverage of such sub-category of COBRA coverage, and will also terminate in the event of an Eligible Employee's reemployment by the Company or any affiliate of the Company.

      For the purposes of this Plan, "Change of Control" means: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" will mean directors who either (A) are members of the Board as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Board at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company)); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.